Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of Peoples Bancorp, Inc. following the Conversion:


       Name                                    State of Incorporation
       ----                                    ----------------------
  Trenton Savings Bank, FSB                          Federal
          |
          |
  TSBusiness Finance                                 New Jersey
  Manchester Trust Bank                              New Jersey